EXHIBIT 3.1

As Amended on November 3, 2009 and April 24, 2014

LINCOLN ELECTRIC HOLDINGS, INC.

AMENDED AND RESTATED

CODE OF REGULATIONS

ARTICLE I

SHARES

1. Registration and Transfer of Certificates. Each shareholder of the Corporation whose shares have been fully paid for shall be entitled to a certificate or certificates showing the number of shares registered in his or her name on the books of the Corporation. Each certificate shall be signed by the Chairperson of the Board or the President or Vice-President of the Corporation and the Secretary or Assistant Secretary or the Treasurer or an Assistant Treasurer. Shares shall be transferred only on the books of the Corporation by the holder thereof, in person or by Attorney, upon surrender and cancellation of certificates for a like number of shares.

2. Substituted Certificates. The Board of Directors may authorize the issuance of a new certificate in place of any certificate theretofore issued by the Corporation alleged to have been lost or destroyed; in its discretion requiring the owner of the lost or destroyed certificate, or the legal representative, to give the Corporation a bond in such sum as the Board of Directors may direct as indemnity against any claim that may be made against the Corporation; or, if in the judgment of the Board it is proper to do so, a new certificate may be issued without requiring any bond.

3. Shareholders Entitled to Notice and to Vote. The Board of Directors may fix a time not exceeding sixty (60) days preceding the date of any meeting of shareholders, or any dividend payment date, or any date for the allotment of rights, as a record date for the determination of the shareholders entitled to notice of such meeting, or to vote thereat, or to receive such dividends or rights, as the case may be, or in lieu thereof, the Board of Directors may close the books of the Corporation against the transfer of shares during the whole or any part of such period.

ARTICLE II

MEETINGS OF SHAREHOLDERS

1. Annual Meeting. The annual meeting of shareholders shall be held at such date, time and place as may be designated from time to time by the Board of Directors, for the election of Directors, the consideration of reports to be laid before the meeting, and the transaction or consideration of such other business as may be properly brought before the meeting in accordance with paragraph 6 of this Article II. When an annual meeting is not held or Directors are not elected thereat, they may be elected at a special meeting called for that purpose.

2. Special Meetings. Special meetings of the shareholders may be called by the President, or an Executive or Senior Vice-President, or the Chairperson of the Board of Directors, or by the Executive Committee, or by a majority of the Board of Directors, acting with or without a meeting, or by persons who hold twenty-five percent of all the shares outstanding and entitled to vote thereat, at such place or places as may be designated in the call therefor, and notice thereof; provided, however, that a meeting for the election of Directors may be held only within the State of Ohio.

3. Notice of Meetings. Notice of meetings of shareholders shall be given by the Secretary, or in his or her absence by the Chairperson of the Board or President or a Vice-President, and such notice shall state the purpose or purposes for which the meeting is called, the time and place where it is to be held, and the means, if any, by which shareholders can be present and vote at the meeting through the use of communications equipment, and shall be given to each shareholder of record entitled to vote at such meeting or entitled to notice thereof, at least ten (10) days prior to the meeting. Notice may be given by personal delivery, mail, overnight delivery service, or any other means of communication authorized by the shareholder to whom notice is given. If mailed or sent by overnight delivery service, the notice shall be sent to the shareholder at the shareholder’s address as it appears on the records of the Corporation. If sent by another means of communication authorized by the shareholder, the notice shall be sent to the address furnished by the shareholder for those transmissions. In the event of the transfer of shares after notice has been given and prior to the holding of the meeting, it shall not be necessary to serve notice upon the transferee. Notice of any meeting of shareholders may be waived by the assent of the shareholder entitled to notice, filed with or entered upon the records of the meeting, either before or after the holding thereof.

4. Quorum. The holders of a majority of the shares issued and outstanding, entitled to vote, present in person, by proxy, or by the use of communications equipment at any meeting of shareholders shall constitute a quorum for such meeting, unless a larger number is required by the laws of Ohio, in which case the number required by the laws of Ohio, present either in person or by proxy, shall constitute a quorum, but any less number may adjourn the meeting from time to time, until a quorum is obtained, and no further notice of such adjourned meeting need be given other than by announcement at the meeting at which such adjournment is taken.

5. Proxies. Each shareholder entitled to vote shall be entitled to one vote, either in person or by proxy, for each share of the Corporation standing in his or her name at the time of the closing of the books for such meeting. No proxy shall be valid after the expiration of eleven (11) months from the date thereof, unless a longer time be specified therein.

6. Order of Business. (a) The Chairperson of the Board, the Lead Director or an officer of the Corporation designated from time to time by (i) the Chairperson of the Board or (ii) a majority of the total number of Directors that the Corporation would have if there were no vacancies on the Board of Directors (the “Whole Board”) will call meetings of shareholders to order, will act as presiding officer thereof and may adjourn the meeting from time to time. Unless otherwise determined by the Board of Directors prior to the meeting, the presiding officer of the meeting of shareholders will also in his or her sole discretion determine the order of business of the meeting and the rules of procedure therefor, and have the authority to regulate the conduct of any such meeting as he or she deems appropriate in his or her sole discretion, including, without limitation, by imposing restrictions on the persons (other than shareholders of the Corporation or their duly appointed proxy holders) that may attend the meeting, by ascertaining whether any shareholder or his or her proxy holder may be excluded from the meeting based upon a determination by the presiding officer that any such person has disrupted or is likely to disrupt the proceedings thereat, by determining the circumstances in which any person may make a statement or ask questions at the meeting, by ruling on all procedural questions that may arise during or in connection with the meeting, and by determining whether any nomination or business proposed to be brought before the meeting has been properly brought before the meeting.

(b) At an annual meeting of shareholders, only such business will be transacted or considered as is properly brought before the annual meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of the annual meeting or any supplement thereto, (ii) otherwise properly brought before the annual meeting by the presiding officer or by or at the direction of a majority of the Whole Board, or (iii) otherwise properly requested to be brought before the annual meeting by a shareholder of the Corporation in accordance with this paragraph 6.

(c) For business to be properly requested by a shareholder to be brought before an annual meeting, (i) the shareholder must be a shareholder of the Corporation of record as of the date that the shareholder gives written notice of the proposed business to the Secretary as required by this paragraph 6(c), (ii) the shareholder must be entitled to vote at such annual meeting, (iii) the shareholder must have given timely notice of the proposed business in proper written form to the Secretary, (iv) if the shareholder, or the beneficial owner on whose behalf any business is brought before the annual meeting, has provided the Corporation with a Proposal Solicitation Notice, as defined below, such shareholder or beneficial owner must have delivered a proxy statement and form of proxy to the holders of at the least the percentage of shares of the Corporation entitled to vote required to approve such business and included in such materials the Proposal Solicitation Notice, and (v) the proposed business must be a proper matter for shareholder action under the laws of the State of Ohio. To be timely, a shareholder’s notice must be delivered to or received at the principal executive offices of the Corporation not less than 90 nor more than 120 calendar days prior to the first anniversary of the date of the previous year’s annual meeting of shareholders; provided, however, that if the date of the annual meeting is advanced more than 30 calendar days prior to or delayed by more than 30 calendar days after the anniversary of the preceding year’s annual meeting, notice by the shareholder to be timely must be so delivered not later than the close of business on the later of the 90th calendar day prior to such annual meeting or the tenth calendar day following the day on which public disclosure of the date of such annual meeting is first made. In no event will the public disclosure of an adjournment or postponement of an annual meeting commence a new time period for the giving of a shareholder’s notice as described above. To be in proper written form, a shareholder’s notice to the Secretary must set forth as to each matter the shareholder proposes to bring before the annual meeting (A) a description in reasonable detail of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and if such business includes a proposal to amend these Regulations or the Articles of Incorporation of the Corporation, the language of the proposed amendment), and the reasons for transacting such business at the annual meeting, (B) the name and address, as they appear on the Corporation’s books, of the shareholder proposing such business and the beneficial owner(s), if any, on whose behalf the proposal is made, (C) the class and series and number of shares of capital stock of the Corporation that are owned beneficially and of record by the shareholder proposing such business and by the beneficial owner(s), if any, on whose behalf the proposal is made, (D) a description of all arrangements or understandings between or among such shareholder or beneficial owner(s) and any other person or persons (naming such person or persons) in connection with the proposal of such business by such shareholder and any material interest of such shareholder or beneficial owner(s) in such business, (E) whether either such shareholder or beneficial owner(s) intend to deliver a proxy statement and form of proxy to holders of at least the percentage of shares of the Corporation entitled to vote required to approve such business (an affirmative statement of such intent, a “Proposal Solicitation Notice”), and (F) a representation that such shareholder intends to appear at the annual meeting to bring such business before the annual meeting. “Public disclosure” means disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document filed by the Corporation with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (the “Exchange Act”) or furnished by the Corporation to its shareholders. Notwithstanding the foregoing, (x) in order to include information with respect to a shareholder proposal in the Corporation’s proxy statement and form of proxy for an annual meeting of shareholders, a shareholder must provide notice as required by, and otherwise comply with, all of the applicable requirements of the Exchange Act, and (y) nothing herein will be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(d) At a special meeting of shareholders, only such business may be transacted or considered as is properly brought before the special meeting. To be properly brought before a special meeting, business must be (i) specified in the notice of the special meeting or any supplement thereto or (ii) otherwise properly brought before the special meeting by the presiding officer or by or at the direction of a majority of the Whole Board.

(e) Unless otherwise determined by the Board of Directors prior to the meeting, the determination of whether any business sought to be brought before any annual or special meeting of shareholders is properly brought before such meeting in accordance with this paragraph 6 will be made by the presiding officer of such meeting. If the presiding officer determines that any business is not properly brought before such meeting, he or she will so declare to the meeting and any such business will not be transacted or considered. Unless otherwise required by law, if the shareholder (or a qualified representative of the shareholder) does not appear at the annual or special meeting to present the proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this paragraph 6(e), to be considered a qualified representative of the shareholder, a person must be a duly authorized officer, manager or partner of such shareholder or must be authorized to act for such shareholder as proxy at the meeting and such person must produce written evidence of such authority at the meeting.

ARTICLE III

BOARD OF DIRECTORS

1. Number and Election. The powers and authority of the Corporation shall be exercised and its business managed and controlled by a Board of Directors. The election of Directors shall be by ballot and shall be held at the annual meeting of shareholders or at a special meeting called for that purpose. The maximum number of the Directors of the Corporation shall be eighteen. Subject to such maximum, the number of Directors may be fixed or changed (a) at a meeting of the shareholders called for the purpose of electing Directors at which a quorum is present, by the affirmative vote of the holders of a majority of the shares that are represented at the meeting and entitled to vote on the proposal, and (b) by the Directors, by the vote of a majority of their number, who may also fill any Director’s office that is created by an increase in the number of Directors. Until the 2017 Annual Meeting of Shareholders, the Directors shall be divided into three classes, as nearly equal in number as possible, as determined by the Board of Directors of the Corporation, and a separate election shall be held for each class of Directors as hereinafter provided. Directors elected at or prior to the 2014 Annual Meeting of Shareholders, shall be elected to hold office for the term of three years from the date of their election and until the election of their successors (with each remaining Director whose term does not expire at such meeting being referred to for the remainder of such term as a “Continuing Classified Director”). At the 2015 Annual Meeting of Shareholders, the Directors elected to succeed those directors whose terms expire at that meeting shall be elected to a term of office to expire at the 2016 Annual Meeting of Shareholders and until the election of their successors; at the 2016 Annual Meeting of Shareholders, the directors elected to succeed those directors whose terms expire at that meeting shall be elected to a term of office to expire at the 2017 Annual Meeting of Shareholders and until the election of their successors; and at the 2017 Annual Meeting of Shareholders, and each annual meeting of shareholders thereafter, each Director shall be elected for a term expiring at the next annual meeting of shareholders and until the election of their successors. Until the 2017 Annual Meeting of Shareholders, in case of any increase in the number of Directors of any class, any additional Directors elected to such class shall hold office for a term which shall coincide with the term of such class.

2. Vacancy and Removal. All Directors, for whatever terms elected, shall hold office subject to applicable statutory provisions as to the creation of vacancies and removal; provided, however, that all Directors, all the Directors of a particular class or any individual Director may be removed from office, without assigning any cause (except that Continuing Classified Directors may be removed only for cause), only by the affirmative vote of the holders of at least two-thirds of the voting power of the outstanding shares of stock entitled to vote generally on the election of Directors.

3. Resignation. Any Director may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein. If no time is specified, it shall become effective from the time of its receipt by the Corporation, and the Secretary shall record such resignation, noting the day, hour and minute of its reception. The acceptance of a resignation shall not be necessary to make it effective.

4. Meetings. Directors may meet at such times and at such places within or without the State of Ohio as they may determine. Special meetings of the Board of Directors may be called by the Chairperson of the Board or the President on one day’s notice to each Director by whom such notice is not waived, given by personal delivery, mail, telephone, facsimile, e-mail or any other means of communication authorized by the Director, and will be called by the Chairperson of the Board or the President, in like manner and on like notice, on the written request of not less than one-third of the Directors then in office. A majority of the Directors then in office shall be necessary to constitute a quorum for the transaction of business, and the act of a majority of Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

5. By-Laws. The Board of Directors may adopt By-Laws for its own government not inconsistent with the Articles of Incorporation or Regulations of the Corporation.

ARTICLE IV

INDEMNIFICATION AND INSURANCE

1. Indemnification of Directors and Officers.

(a) The Corporation shall indemnify any Director or officer of the Corporation, and any former Director or officer of the Corporation, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a Director or an officer of the Corporation, or he or she is or was serving at the request of the Corporation as a director, trustee, officer, employee, member, manager or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust or other enterprise, to the full extent permitted from time to time by the laws of the State of Ohio, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

(b) The indemnification authorized by this Section 1(a) of this Article IV shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under Section 1(a) of this Article IV or under the Articles or any agreement, vote of shareholders or disinterested Directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

(c) No amendment, termination or repeal of this Article IV shall affect or impair in any way the rights of any Director or officer of the Corporation to indemnification under the provisions hereof with respect to any action, suit or proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

2. Indemnification of Others.

The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was an employee or agent of the Corporation, or he or she is or was serving at the request of the Corporation as a director, trustee, officer, employee, member, manager or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust or other enterprise, to the full extent permitted from time to time by the laws of the State of Ohio, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

3. Liability Insurance.

The Corporation may purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit or self-insurance, on behalf of or for any person who is or was a Director, officer, employee or agent of the Corporation, or he or she is or was serving at the request of the Corporation as a director, trustee, officer, employee, member, manager or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under this Article IV. Insurance may be purchased from or maintained with a person in which the Corporation has a financial interest.

ARTICLE V

NOMINATION OF DIRECTOR CANDIDATES

1. Notification of Nominees. Nominations for the election of Directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any shareholder entitled to vote in the election of Directors generally. However, any shareholder entitled to vote in the election of Directors generally may nominate one or more persons for election as Directors at a meeting only if written notice of such shareholder’s intent to make such nomination or nominations has been received by the Secretary of the Corporation not less than 80 days in advance of such meeting; provided, however, that in the event that the date of the meeting was not publicly announced by the Corporation by mail, press release or otherwise more than 90 days prior to the meeting, notice by the shareholder to be timely must be delivered to the Secretary of the Corporation not later than the close of business on the tenth day following the day on which such announcement of the date of the meeting was communicated to shareholders. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote for the election of Directors on the date of such notice and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a Director of the Corporation if so elected.

2. Substitution of Nominees. In the event that a person is validly designated as a nominee in accordance with paragraph 1 above, and shall thereafter become unable or unwilling to stand for election to the Board of Directors, the Board of Directors or the shareholder who proposed such nominee, as the case may be, may designate a substitute nominee upon delivery, not fewer than five days prior to the date of the meeting for the election of such nominee of a written notice to the Secretary setting forth such information regarding such substitute nominee as would have been required to be delivered to the Secretary pursuant to paragraph 1 above had such substitute nominee been initially proposed as a nominee. Such notice shall include a signed consent to serve as a Director of the Corporation, if elected, of each such substitute nominee.

3. Compliance with Procedures. If the chairman of the meeting for the election of Directors determines that a nomination of any candidate for election as a Director at such meeting was not made in accordance with the applicable provisions of paragraphs 1 and 2 above, such nomination shall be void.

ARTICLE VI

COMMITTEES

1. Creation and Election. The Board of Directors may create, from time to time and from its own number, an Executive Committee or any other committee or committees of the Board of Directors to act in the intervals between meetings of the Board of Directors and may delegate to such committee or committees any of the authority of the Board of Directors other than that of filling vacancies among the Board of Directors or in any committee of the Board of Directors. Committees shall consist of one or more Directors as appointed by the Board of Directors. The Board of Directors may appoint one or more Directors as alternate members of any such committee, who may take the place of any absent member or members at a meeting of such committee. Except as above provided and except to the extent that its powers are limited by the Directors, the Executive Committee during the intervals between meetings of the Directors shall possess and may exercise, subject to the control and direction of the Directors, all of the powers of the Directors in the management and control of the business of the Corporation, regardless of whether such powers are specifically conferred by these Regulations. All action taken by the Executive Committee shall be reported to the Directors at their first meeting thereafter.

2. Quorum and Action. Unless otherwise ordered by the Board of Directors, a majority of the members of any committee appointed by the Board of Directors pursuant to this Article VI shall constitute a quorum at any meeting thereof, and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of such committee. Action may be taken by any such committee without a meeting by a writing or writings signed by all of its members. Any such committee shall prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board of Directors, and shall keep a written record of all action taken by it.

ARTICLE VII

OFFICERS

1. Officers. The Corporation may have a Chairperson of the Board and shall have a President (both of whom shall be Directors), a Secretary and a Chief Financial Officer (who shall serve as Treasurer under Ohio law). The Corporation may also have one or more Vice-Presidents and such other officers and assistant officers as the Board of Directors may deem necessary. All of the officers and assistant officers shall be elected by the Board of Directors.

2. Authority and Duties of Officers. The officers of the Corporation shall have such authority and shall perform such duties as are customarily incident to their respective offices, or as may be specified from time to time by the Board of Directors regardless of whether such authority and duties are customarily incident to such office.

ARTICLE VIII

COMPENSATION OF DIRECTORS AND OFFICERS

The compensation of the Directors and officers of the Corporation shall be such as the Board of Directors may from time to time designate.

ARTICLE IX

AMENDMENTS

These Regulations may be altered, changed, amended or repealed (a) by the Directors, to the extent permitted by Ohio law, or (b) by the shareholders (i) by the written consent of the holders of record of shares entitling them to exercise not less than two-thirds of the voting power of the Corporation, or (ii) at a meeting of shareholders called and held for that purpose, by the affirmative vote of the holders of record of shares entitling them to exercise not less than a majority of the voting power of the Corporation; provided, however, that paragraph 6 of Article I of these Regulations, paragraphs 1 and 2 of Article III of these Regulations and all of Articles V and IX of these Regulations shall not be altered, changed, amended or repealed by the shareholders, nor shall any provision inconsistent with such provisions be adopted by the shareholders, without the affirmative vote of the holders of record of shares entitling them to exercise not less than two-thirds of the voting power of the Corporation entitled to vote generally in the election of Directors.